Exhibit 99.1

iSpecimen Reports Full Year 2021 Financial Results

- Record FY 2021 Revenue of $11.1 Million, Surpassing FY 2020 Revenue of $8.2 Million by 36% -

LEXINGTON, MA, February 17, 2021 – iSpecimen Inc. (Nasdaq: ISPC) (“iSpecimen” or the “Company”), an online marketplace for human biospecimens, today reported its financial results for the three and twelve-month periods ended December 31, 2021.

“iSpecimen achieved significant milestones in 2021. During the year, we successfully closed our IPO and began trading on the NASDAQ, raised $21 million in a private placement to advance the development of our Marketplace platform and expanded our supplier network,” said Christopher Ianelli, MD, PhD, CEO and President of iSpecimen. “Collectively, these milestones and accomplishments will help iSpecimen advance its efforts to address the highly fragmented global biospecimen procurement challenge, as well as strategically position the Company for further growth.”

Dr. Ianelli added, “Throughout 2022, we expect to further develop the iSpecimen Marketplace platform by expanding our supplier network, investing in technology and datasets, and assessing opportunities to alleviate supply constraints. At the same time, we are prepared to pursue accretive growth opportunities.”

FY 2021 Financial & Operational Highlights

•	Revenue increased 36% to $11.1 million for the FY 2021, compared to $8.2 million for FY 2020.

•	FY 2021 revenue mix comprised of $8.0 million of non-COVID-19 related revenue, or 72% of revenue, and $3.1 million of COVID-19 related revenue, or 28% of revenue, compared to the same period a year ago with a revenue mix of 57% of non-COVID-19 related revenue and 43% of COVID-19 related revenue

•	Unique supplier organizations under agreement were 200 as of December 31, 2021, an increase from 181 as of December 31, 2020.

•	Unique customer organizations with purchases totaled 415 as of December 31, 2021, an increase of 26% from 330 at the end of 2020.

•	iSpecimen Marketplace had more than 5,000 registered research and supplier users as of December 31, 2021, up 33% year-over-year.

Recent Corporate Updates

•	Contracted by U.S. Government and private researchers to supply critical human biospecimens to support new advanced research on COVID-19 seeking insights on its transmissibility, variants, outcomes, and testing validity among multiple population segments.

•	Raised $21 million in a private placement in December 2021. The Company is well positioned to accelerate growth through both organic and inorganic growth strategies.

•	Expanded supplier network of human biospecimens to help advance research in neurological disorders. iSpecimen has added more than a dozen sample providers to its network of suppliers that provide access to banked or custom collections of biospecimens such as cerebrospinal fluid, other biofluids, or cells to help advance CNS research.

•	Expanded its global provider network footprint, with roughly 25% of new suppliers added in 2021 coming from outside the United States.

•	Enhanced COVID-19 research with the addition of a reference lab in New York to provide sequenced specimens to detect variants. The expansion of its supplier capabilities support commercial and government customers focused on COVID-19 research, including analyzing the Omicron and Delta variants.

Financial Results for the Full Year 2021

Revenue for the full year 2021 increased 36% to $11.1 million, compared to $8.2 million during the full year 2020. The increase in revenue was primarily attributable to the success of our maturing sales team. For the full year 2021, non-COVID-19 related revenue was approximately $8.0 million, or 72% of revenue, compared to approximately $4.7 million, or 57% of our revenue for the comparable 2020 period. For the full year 2021, COVID-19 related revenue was approximately $3.1 million, or 28% of revenue, compared to approximately $3.5 million, or 43% of our revenue for the comparable period in 2020.

Cost of revenue was $5.2 million for the full year 2021, compared to $3.6 million for the full year 2020. This was attributable to a 56% increase in the average cost per specimen offset by a 6% decrease in the number of specimens accessioned during the same current twelve-month period over the same prior year period.

General and administrative expenses were $5.6 million, compared to $2.4 million during the same period last year. The increase in costs were primarily attributable to becoming a public company, including director and officer insurance, as well as increased costs in all other general and administrative areas such as human resources, outsourced information technology and software licenses, loss on sale of accounts receivable and allowance for doubtful accounts.

Net loss was approximately $9.0 million for the full year 2021, compared to net loss of over $4.7 million for the same period in 2020.

Cash was approximately $27.7 million as of December 31, 2021.

*The financial information presented in this press release is based on preliminary unaudited financial statements prepared by management, for the year ended December 31, 2021, and is fully qualified by the section in this press release entitled ‘Disclaimer Regarding Financial Information.’

Conference Call and Webcast Information

The Company will host a conference call and audio webcast today, Thursday, February 17th at 8:30 a.m. Eastern Time featuring remarks by Christopher Ianelli, MD, PhD, CEO and President, Tracy Curley, CFO and Treasurer, and Jill Mullan, COO and Secretary.

Event:	iSpecimen Full Year 2021 Results Conference Call

Date:	Thursday, February 17, 2022

Time:	8:30 a.m. Eastern Time

Live Call:	+1-877-425-9470 (U.S. Toll Free) or + 1-201-389-0878 (International)

Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1526504&tp_key=09d0a0a925

For interested individuals unable to join the conference call, a replay will be available through March 3, 2022, at +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International). Participants must use the following code to access the replay of the call: 13726694. An archived version of the webcast will also be available on iSpecimen’s Investor Relations site: https://ispecimen.irpass.com/.

About iSpecimen

iSpecimen offers an online marketplace for human biospecimens, connecting life scientists in commercial and non-profit organizations with healthcare providers that have access to patients and specimens needed for medical discovery. Proprietary, cloud-based technology enables scientists to intuitively search for specimens and patients across a federated partner network of hospitals, labs, biobanks, blood centers, and other healthcare organizations. For more information about iSpecimen, please visit www.ispecimen.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” believe,” “estimate” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the risks factors contained in the Company’s filings with the Securities and Exchange Commission, which are available for review at www.sec.gov. Forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company’s forward-looking statements occurs, the Company’s business, financial condition and operating results may vary materially from those expressed in the Company’s forward-looking statements.

Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Disclaimer Regarding Financial Information

The financial information presented in this press release is based on preliminary, unaudited financial statements prepared by management, for the year ended December 31, 2021. Accordingly, such financial information may be subject to change. All information contained in this press release will be qualified with reference to the audited financial results for the year ended December 31, 2021, which will be released on or before March 31, 2022, and will be posted on www.SEC.gov. While the Company does not expect there to be any material changes to the financial information provided in this press release, any variation between the Company’s actual results and the preliminary financial information set forth herein may be material.

For further information, please contact:

Investor Contact

KCSA Strategic Communications

Allison Soss

iSpecimen@kcsa.com

Media Contact

KCSA Strategic Communications

Caitlin Kasunich / Raquel Cona

iSpecimen@kcsa.com

iSpecimen Inc.

BALANCE SHEETS

	December 31, 2021	December 31,
	(Unaudited)	2020
ASSETS
Current assets:
Cash	$27,738,979	$695,909
Accounts receivable - unbilled	1,739,020	652,761
Accounts receivable, net of allowance for doubtful accounts of $269,170 and $108,096 at December 31, 2021 and December 31, 2020, respectively	3,002,442	1,526,392
Prepaid expenses and other current assets	327,035	417,929
Tax credit receivable, current portion	140,873	179,376
Total current assets	32,948,349	3,472,367
Property and equipment, net	32,781	75,589
Internally developed software, net	2,710,867	2,634,139
Security deposits	27,601	27,601
Total assets	$35,719,598	$6,209,696

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$832,678	$1,792,432
Accrued expenses	1,009,803	810,910
Accrued interest	8,167	3,696,944
Convertible notes payable, related parties, net of unamortized debt discount and debt issuance costs	-	5,490,811
Derivative liability for embedded conversion features on convertible notes payable	-	2,373,000
Bridge notes payable, net of debt issuance costs	-	4,589,228
Bridge notes payable, related parties	-	1,905,000
Note payable, current portion	-	604,109
Deferred revenue	654,746	873,254
Total current liabilities	2,505,394	22,135,688
Note payable, net of current portion	-	178,899
Term loan	3,422,616	-
Total liabilities	5,928,010	22,314,587

Commitments and contingencies

Series B convertible preferred stock, $0.0001 par value, 3,200,000 shares authorized, 0 and 572,465 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	-	7,999,997
Series A-1 convertible preferred stock, $0.0001 par value, 556,550 shares authorized, 0 and 100,365 issued and outstanding at December 31, 2021 and December 31, 2020, respectively	-	561,041
Series A convertible preferred stock, $0.0001 par value, 3,427,871 shares authorized, 0 and 618,182 issued and outstanding at December 31, 2021 and December 31, 2020, respectively	-	2,612,038
Total convertible preferred stock	-	11,173,076

Stockholders' equity (deficit)
Common stock, $0.0001 par value, 200,000,000 shares authorized, 8,764,479 issued, and 8,733,479 outstanding at December 31, 2021, and 16,000,000 shares authorized, 967,213 issued and 936,213 outstanding at December 31, 2020	873	94
Additional paid-in capital	67,810,289	1,779,698
Treasury stock, 31,000 shares at December 31, 2021 and December 31, 2020, at cost	(172)	(172)
Accumulated deficit	(38,019,402)	(29,057,587)
Total stockholders' equity (deficit)	29,791,588	(27,277,967)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$35,719,598	$6,209,696

iSpecimen Inc.

STATEMENTS OF OPERATIONS

	Year ended December 31,
	2021	2020
	(Unaudited)
Revenue	$11,135,303	$8,184,106
Operating expenses:
Cost of revenue	5,249,013	3,585,477
Technology	1,837,882	1,465,348
Sales and marketing	2,422,743	1,783,563
Supply development	573,913	497,182
Fulfillment	1,363,522	859,643
General and administrative	5,613,476	2,399,273
Total operating expenses	17,060,549	10,590,486

Loss from operations	(5,925,246)	(2,406,380)
Other expense, net
Interest expense	(2,102,681)	(2,096,795)
Change in fair value of derivative liability on convertible notes	(271,000)	(159,000)
Change in fair value of derivative liability on bridge notes and bridge notes, related parties	1,582,700	-
Gain (loss) on extinguishment of bridge notes and bridge notes, related parties	(2,740,425)	-
Loss on extinguishment of convertible notes and convertible notes, related parties	(260,185)	-
Gain on extinguishment of note payable	788,156	-
Other income	-	9,654
Other expense, net	(44,531)	-
Interest income	11,397	437
Other expense, net	(3,036,569)	(2,245,704)

Net loss before benefit from income taxes	(8,961,815)	(4,652,084)
Benefit from income taxes	-	-

Net Loss	$(8,961,815)	$(4,652,084)

Net loss per share
Basic and diluted	$(2.09)	$(4.97)

Weighted average common shares outstanding
Basic and diluted	4,287,424	936,213